Exhibit j(i) under Form N-1A
                                            Exhibit 99 under Item 601/Reg. S-K










                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 34 to Registration Statement No. 33-34154 on Form N-1A under the Securities Act of 1933, of our report dated February 23, 2004, relating to The Riverfront Funds, including the Large Company Select fund, Balanced Fund, Small Company Select Fund, Select Value Fund, U.S. Government Income Fund, and U.S. Government Securities Money Market Fund, which is incorporated by reference in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
February 26, 2004